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                                                                    Exhibit 17.2

                             HEARTLAND GROUP, INC.
                       HEARTLAND NEBRASKA TAX FREE FUND
           REVOCABLE PROXY FOR SPECIAL MEETING OF SHAREHOLDERS.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints William J. Nasgovitz and Patrick J. Retzer, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of Heartland Nebraska Tax Free Fund to be held on Monday, December 2, 1996 at 4:00 p.m., local time at The Omaha Marriott, 10220 Regency Circle, Omaha, Nebraska 68114 or at any adjournment thereof, with respect to the matters set forth on this proxy and described in the Notice of a Special Meeting of Shareholders and Combined Proxy Statement and Prospectus, receipt of which is hereby acknowledged.


                                  Dated:________________________________ , 1996

                                  _____________________________________________
                                  (Please sign exactly as name appears at left.)


                                  ____________________________________________
                                  (If stock is owned by more than one person,
                                   all owners should sign. Persons signing as
                                   executors, administrators, trustees or in
                                   similar capacities should so indicate.)
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Shares represented by this proxy will be voted as directed by the stockholder.
IF NO DIRECTION IS SUPPLIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
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1.   To approve the Agreement and Plan of Reorganization (as described in the
     Combined Proxy Statement and Prospectus) and the transactions contemplated thereby, including the acquisition of all the assets, and assumption of the stated liabilities, of the Heartland Nebraska Tax Free Fund ("Heartland Fund") by The Nebraska Municipal Fund, an investment portfolio of Ranson Managed Portfolios ("Ranson Fund"), the issuance to the Heartland Fund of Ranson Fund shares in connection therewith, the distribution of such shares to the Heartland Fund shareholders in liquidation of the Heartland Fund, and the cancellation of the outstanding shares of the Heartland Fund.

     For [_]      Against [_]      Abstain [_]
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2.   In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.

     For          Against          Abstain

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                continued and to be signed on the reverse side